UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2016

HILLS BANCORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 0-12668

Iowa	42-1208067
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

131 Main Street, Hills, Iowa 52235
(Address of principal executive office)

Registrant's telephone number, including area code: (319) 679-2291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 18, 2016. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 18, 2016. The final results of the shareholder votes are as follows:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors to hold office until the 2019 Annual Meeting:

	For	Withhold Authority	Broker Non-Votes

Michael E. Hodge	5,733,223	117,085	388,956
John W. Phelan	5,827,762	22,545	388,956
Sheldon E. Yoder, D.V.M.	5,828,676	21,632	388,956

Proposal 2 - Non-Binding Advisory Vote on Executive Compensation

The shareholders approved executive compensation.

For	5,382,103
Against	40,101
Abstain	428,104
Broker Non-Votes	388,956

Proposal 3 - Non-Binding Appointment of BKD LLP as the independent registered public accounting firm for Hills Bancorporation

The shareholders approved BKD LLP as independent registered public accounting firm.

For	5,970,040
Against	6,780
Abstain	262,443
Broker Non-Votes	—

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: April 20, 2016                /s/ Dwight O. Seegmiller
Dwight O. Seegmiller, Director, President and Chief Executive Officer